Reference number: 2013shenyinhengzongzi No.006

Comprehensive Credit Line Contract

China CITIC Bank

Shenzhen Branch

Filling Instruction

1.	Fill with blue or black ink
2.	Be careful of the completeness, clearness, tidiness
3.	Block capital was required in currency mark
4.	Elide the redundancy space, or put the words as “The following was intentionally leave blank” for payment and repayment schedule, state”/” for empty space in any other section

Comprehensive Credit Line Contract

Borrower: Shenzhen Highpower Technology Co, Ltd. (“Party A” )

Address: Building A2, Luoshan Industrial Zone, Longgang District, Shenzhen

Postal Code: 518000

Phone number: 0755 8968 6802

Facsimile: 0755 8968 6819

Legal representative: Dangyu Pan

Deposit A/C and financial institutions: China CITIC Bank, Shenzhen Henggang Branch,

Party B: China CITIC Bank, Shenzhen Branch

Address: Phase II North Times Square Excellence, Zhongxinsan Road, Futian Shenzhen

Postal Code: 518031

Office number: 0755 2594 1266

Fax:

Person in charge: Li Songyu

Spot: Shenzhen

Date: 29th Mar 2013

The parties agree as follow.

Clause 1 Definition

Unless otherwise stated, the terminologies below are defined as:

“Comprehensive Credit Line” – Provided by Party B to Party A with regard to a series of credit products, including but not limited to working capital loans, bank acceptance, bills discount, Letter of Credit, packed loans, inward bills, outward bills, bank guarantee as well as other products agreed by Party B.

“Comprehensive Credit Limit” - The upper credit limit provided by Party B to Party A.

“Utilized credit line” - The sum of the total fund applied, utilized and not yet repaid under the comprehensive credit line contract. Specifically, in terms of bank acceptance, represents the total bank acceptances issued but not yet paid by Party B; in terms of letter of credit, represents the total letter of credit issued but not yet paid by Party B; in terms of bank guarantee, represents all the guarantor issued but not yet paid by Party B.

Clause 2 Limits and Categories of the Comprehensive credit line

2.1. The total credit line can be applied by Party A within the period is

Currency: Renminbi

Amount (in Capital): Forty-five million

Amount: 45,000,000

2.2. The credit line can be applied within the following categories: working capital loans, bank acceptance, bills discount, Letter of Credit, packed loans, inward bills, outward bills, bank guarantee as well as other products agreed by Party B.

2.3. The detailed terms and conditions, such as: amount, category, period and purpose will be specified in the specific credit line agreement. Party B will only perform for specific credit line agreements signed under this contract.

Clause 3 Utilization of the comprehensive credit line

3.1 The period of the comprehensive credit line is one year, starting from 29th March 2013 until 29th March 2014.

3.2 Within the period and credit limit, Party A is capable to apply the credit line in one or in several times.

Party A is required to submit the drawdown application specified with the amount, category, and period of the funds borrowed. Party B will review the qualification, and process the signature of a specific credit line agreement if eligible.

3.3 The sum of the utilized credit line should not exceed the comprehensive credit limit at any time during the period. Credit line can be used recurring after repayment within the period. Unused credit line will be abolished automatically upon end of the period.

3.4 The handling charge rate for bank acceptance, guarantor and international trade finance, the discount rate for bills discount, the interest rate and exchange rate for loans and bills will be defined in each specific credit line agreements.

3.5 If there is discrepancy in terms and conditions between specific credit line agreements and this contract, the specific credit line agreements prevail.

3.6 Party A applies for the specific credit line; Party B will review the application and make sure it is consistent with the bank’s regulation and terms agreed in this contract. Both parties will sign specific credit line agreement.

Clause 4 Party A’s statement and commitment

4.1	Party A is a well established company legally set up and operates in its jurisdiction, Party A has full authorization of the company and operating the business within the scope legally registries in the government authorities. Party A has obtained any necessary permissions and authorization before signing this contract.

4.2	Party A commits to follow the purpose of fund stimulated in this contract and affiliated specific credit line agreement.
4.3	Party A should guarantee the true, completeness, legitimate and valid for all the documents provided, no fake record, misleading statement and significant omission in the documents provided.

Clause 5 Party A's rights and obligations

5.1	Within the effective period, Party A should notify Party B at least 30 day in advance for any significant changes in Party A’s operation. This includes but not limit to: share transfer, merge, split, restructuring, transform, joint venture, cooperation, change of operation scale, change of registry capital. It is Party A’s responsibility to obtain Party B’s consents on Party A’s repayment capability under new circumstances, repayment before expiration or providing additional guarantee.
5.2	Notify and obtain Party B’s consents at least 30 days before on handle Party A’s significant assets or sales in form of transfer, on lend, collateral or pledge.
5.3	Notify Party B at least 3 days in advance, if any adverse issue occurred and such issues might affect Party A’s capability to perform the contract. Those adverse issues include but to limit to: litigation, administrative penalty, cease of operation, dismiss, bankrupt, deteriorated financials, etc.
5.4	Party A should provide additional guarantor, if the existing guarantor is under adverse issue such as litigation, administrative penalty, cease of operation, dismiss, bankrupt, deteriorated financials, etc.
5.5	Party A should not transfer the liability under this contract without Party B’s written approval.
5.6	Party A commits to repay the due debt( including but not limited to the loan principle, the interest, the penalty interest and related expenses under this contract and the related specific credit line contracts) on time. Party B reserves the right to hold custody Party A’s account for any unpaid due debt without prior notice to Party A. Once the currency in the custody account is different from the debt, the exchange rate on the date of the hold will be applied.
5.7	Party A should notify Party B in writing about any changes of its domicile, address, phone of contact as well as scope of business and legal representative, The written notification should be sent within 7 days after the registry.

Clause 6 Party B's rights and obligations

6.1	Party B will follow the administration rules and working manual of China CITIC Bank. Party B reserves the right to approve or reject Party A’s application in accordance to the above rules and regulations. Party B reserve the rights to conduct inspection from on and on with regard to Party A’s performing capabilities.

6.2	Party A applies for the specific credit line; Party B will review the application and make sure it is consistent with the bank’s regulation and terms agreed in this contract. Both parties will sign specific credit line agreement and perform accordingly.
6.3	Party B might sometimes tolerant, extend or delay the execution of certain rights, this does not deem as the party is surrendered or remitted the rights.
6.4	Party B will commit to obey the confidentiality rules on all information provided by Party A, unless otherwise required by laws and regulations.

Clause 7 Guaranty

7.1	The liability under this contract will be guaranteed by

Springpower Technology (Shenzhen) Co., Ltd, Dangyu Pan

The guaranty contract reference numbers are: 2013shenyinhengzuibaozi No.002, 2013shenyinhengzuibaozi No.009.

7.2	Party B reserves the right to request additional guaranty on specific credit line agreements.

Clause 8 Breach of covenants

8.1 Both parties should follow the terms and conditions agreed in this contract, non-performing will be assumed liability and compensate for the other party’s loss.

8.2 The following circumstance will be treated as a breach of covenants.

8.2.1 Party A violates or intends to violate the terms herein or in any supplementary contracts or agreements signed by Party A and Party B regarding the application of specific credit line.

8.2.2 Party A failed to perform any obligations agreed under this contract.

8.2.3 The statements, documents or information provided by Party A under Clause 4 were proved to be untrue, incomplete, inaccurate and misleading.

8.2.4 Party A failed to or indicated not able to repay the debt in due course.

8.2.5 Party A has undergone significant organizational changes, e.g. business splitting, merger and termination, disposal of major assets, capital reduction, liquidation, reorganization, withdrawal, bankruptcy, and dissolution.

8.2.6 Party A changed the address, scope of operation, legal representative or conduct significant investments to third party which might severely affect Party B’s position on loan collection.

8.2.7 Party A has experienced severely financial downturn, loss of assets or loss of assets due to 3rd party guarantee or other financial crisis which might affect Party B’s position on loan collection.

8.2.8 Party A changed the purpose of the loan without prior notice.

8.2.9 There is financial crisis on Party A’s controlling shareholders and the related parties of which Party A has strong business connection with.

8.2.10 Severely industrial downturn in the business Party A was engaged with.

8.2.11 Party A’s senior management was got involved in significant corruption case which Party B believes might affect Party B’s position on loan collection.

8.2.12 there is breach of covenants behaviors of Party A when engaged into other contracts.

8.2.13 Guarantor has breach the covenants and Party A failed to provide additional guarantee.

8.2.14 the collateral under this contract was seized, sealed, foreclosed, lost or in the dispute of ownership and Party A failed to provide additional guarantee.

8.2.15 Other circumstance in Party A which might affect Party B’s position in collecting the debt.

8.3 If any of the above circumstances exists, Party B will execute the following actions and Party A should not have any objections.

8.3.1 adjust, cancel or pause the comprehensive contract or adjust the effective period for the contract.

8.3.2 Cease the unused credit line and announce the immediate expiration of the debt under this contract. Party A is required to repay the outstanding debt immediately.

8.3.3 Require for additional guarantee to ensure Party B’s rights.

8.3.4 Execute the guarantee contract.

8.3.5 Party A’s deposit account in Party B will be hold in custody for debt pay off for the comprehensive credit line and specific credit line under this contract without Party A’s prior agreement.

8.4 Party B’s expense incurred to protect the rights should be covered by Party A. These expenses including but not limited to litigation, travelling, lawyer’s consulting fee, etc)

Clause 9 Effective, change and release of the contract

9.1 This contract is established and enters into effect upon signing or sealing by the legal representatives (or person-in-charge) of Party A and Party B or their duly authorized agents, together with sealing by the company chop

9.2 The contract can not be change or early release arbitrarily. Both parties should negotiate and record in written to modify the contract terms.

Clause 10 Resolution for dispute

The resolution of dispute should be appealed in People’s court located in Party B’s registry.

Clause 11 Appendix

11.1 The notification from both parties to each other should sent through telegram or facsimile, once sent will assumed received. Postal mail will be deemed received 3 days after the date of sent.

11.2 If other agreements were made in the specific credit line contracts, the specific credit line contracts prevail.

11.3 Unaccomplished matters will be made in separate agreements, the separate agreements will form an inseparable part of this contract.

11.4 This contract will be print for two copies, one for each party.

11.5 Party B has already notified and fully explained to Party A with regard to the exemption clause in this contract. Both parties do not have disagreements with regards to this contract.

/s/ [COMPANY SEAL]

Stamp of Party A

Signature of director or authorized representative

/s/ [COMPANY SEAL]

Stamp of Party B (if Party B is a corporation)

Signature of legal representative or authorized representative

Reference number: 2013shenyinhengebaozi No.009

Guaranty Contract of Maximum Amount

(Applicable to guaranty provided by natural person)

China CITIC Bank

Shenzhen Branch

Filling Instruction

5.	Fill in with blue or black ink
6.	Be careful of the completeness, clearness, tidiness
7.	Block capital was required in currency mark
8.	Elide the redundancy space, or put the words as “The following was intentionally leave blank” for payment and repayment schedule, state”/” for empty space in any other section

Guarantee Contract of Maximum Guarantee Amount

Contract NO：Shenfa Shenxinzhou ebao zi di 20121207004-02

Guarantor: Dangyu Pan (Guarantor)

Type of certification: identification card

Certification number:

Creditor: China CITIC Bank, Shenzhen Branch

Address: Phase II North Times Square Excellence, Zhongxinsan Road, Futian Shenzhen

Postal Code: 518031

Office number: 0755 2594 1266

Fax:

Person in charge: Li Songyu

Spot: Shenzhen

Date: 29th Mar 2013

To ensure the perform of creditor’s rights of Party B with regard to a series of credit contract signed by Party B with Shenzhen Highpower Technology Co. Ltd. (hereinafter referred to as “Debtor”), Party A agrees to provide maximum amount guarantee. As such, in accordance to the Guarantee Law of the People’s Republic of China and the Contract Law of People’s Republic of China both parties agreed the following:

Clause 1 Definition

Maximum Amount Guarantee: represents the maximum amount of creditor’s rights between Party A an Party B with regards to a series of liabilities of debtor in certain period of time. Party A commit to assume guarantee responsibility to Party B on the maximum amount of the creditor’s right. The maximum amount is the sum of total liabilities (or contingent liabilities) between debtor and Party B.

Clause 2 The principle creditor’s rights

2.1 The principle creditor’s rights represents the liabilities (including contingent liabilities) provided by Party B to Debtor during the period starting from 29th March 2013 until 29th March 2014, including but not limited to loans, bills, guaranty, and letter of credit, etc.

2.2 The principle creditor’s rights assumed responsible is equivalent to

Renminbi Forty-five Million

Once the guarantor’s obligation has been performed by Party A, the proportion performed will be deducted from the total amount assumed responsible.

2.3 During the responsible period and within the maximum amount, all contracts signed by Party B and Debtor are assumed the principle contract for this contract.

Clause 3 Pattern of guarantee

3.1 Party A provides joint guarantee. Under the circumstance that the single creditor’s rights under main contract did not perform in part or in full when due, Party B entitles the right to request assume the guarantee responsibility of Party A.

Clause 4 Scope of guarantee

The scope of guarantee includes but not limited to loan principle, interest, compound interest, punitive interest, liquidated damage, as well as the cost for realization of the creditor’s right (includes but not limited to the announcement fee, delivery fees, appraisal fees, legal fees, travel expenses, assessment fees, auction fees, the property preservation fee, compulsory execution fee and etc).

No matter there is or is not real security on the creditor’s right provided by Debtor or third parties, Party B reserves the right to request Party A assume guarantee responsibility before any disposal of real security.

Clause 5 Period of Guarantee

5.1 The period of guarantee starts from the effective day of the Principal Contract and ends two years after the expiration date of each specific credit line contract under the Principal Contract.

5.2 Under the circumstance that the creditor’s right early terminated due to either the requirements of laws and regulations or the separate agreement between Party B and debtors, the guarantee responsibility assumed early terminated on the date the principle contract terminate.

5.3 For the creditor’s right on bank acceptance and letter of credit, the period of guarantee is two years after the withholding payment was made. For contracts with more than 1 withholding payments, the period will be two years after the last payment was made.

Clause 6 Party A’s statement and commitment

6.1 Party A is a natural person who possesses the capacity for civil rights and civil conducts in People’s Republic of China to perform this contract. Party A can perform the civil conduct independently, no bad credit records such as debt overdue, overdue interest, malicious overdraft on credit card, no criminal records, qualified to be a legal guarantor.

6.2 Party A has full understanding about the terms and conditions set forth in the contract. It is Party A’s true will to provide guarantee to debtor.

6.3 The establishment of this contract is lawful and will not be restricted.

6.4 All information and documentation provided by Party A is lawful, true, accurate and complete. There are no significant liabilities (or contingent liabilities), breach of covenants, litigation and resolution of Party A unless otherwise already disclosed to Party B in writing.

Clause 7 Party A’s rights and obligations

7.1 Party A should provide legal certification to Party B

7.2 Party A should disclose the following information to Party B upon request to testify to its performing capability, occupation, income, expense, liability, guarantee and economic dispute.

7.3 Within the effective period, Party A should notify Party B of any change in name, address, and contact details within 3 days of the change.

7.4 Party B entitles the rights to directly assume the guarantee once the obligation of the principle contracts could not be fulfilled when due. Party A should not reject payment for any compensation requested by Party B. Party A willing to surrender the rights stated in Article 20 of the Guarantee Law of People’s Republic of China.

7.5 Party A will obtain Party B’s written consent before entering into new guarantee agreements, and Party B’s creditor rights prevail.

7.6 Notify Party B at least 3 days in advance, if any of the following issues might affect Party A’s capability to perform the contracts occurred. Those issues include but are not limited to: change of nationality, change of address, change of marital status, unemployment, disability, critical illness, legal or administrative punishment, litigation, deteriorated financials, etc.

7.7 Within the effective period, Party A should notify Party B at least 3 days in advance, if any adverse issue occurred on entities which Party A is the shareholder or holds the de facto control of and such issues might affect Party A’s capability to perform the contract. Those adverse issues include but to limit to: litigation, administrative penalty, cease of operation, dismiss, bankrupt, deteriorated financials, etc.

7.8 Party A should notify Party B at least 3 days in advance, if the entities which Party A is the shareholder or holds the de facto control of, are going to experience, share transfer, restructuring, merge, split, change in registry capital, etc.

7.9 Under the circumstances in 7.6, 7.7 and 7.8 exists, Party A assures to make proper arrangement on the guarantee’s responsibility, the specific the plan of the arrangement.

7.10 Under the circumstance that debtor failed to fulfill the creditor’s rights when due, Party B entitles the rights to assume guarantee responsibility from Party A. Party A should arrange delinquent payment in accordance with the amount and timing immediate upon Party B’s payment request.

7.11 Party A grants the authorization to Party B to custody Party A’s deposit account. If Party A failed to fulfill the obligation in 7.10, Party B entitled the rights to hold custody Party A’s deposit account opened in Party B for pay back the creditor’s rights. Once the currency in the custody account is different from the debt, the exchange rate on the date of the hold will be applied.

7.12 Party A’s guarantee responsibility remains unchanged even though 3rd party was appointed to provide guarantee responsibility.

Clause 8 Party B’s rights and obligations

8.1 Under the circumstance that Party B transfer the creditor’s rights to 3rd party, Party B should notify Party A immediately after the engagement to the debt transfer contract.

8.2 Party A will not receive any further notification on the engagement of affiliated specific contract under the principle contract between Party B and debtor

8.3 Under the circumstance that debtor did not perform in accordance with the principle contract, Party B entitles the rights to assume guarantee’s responsibility.

8.4 Party B should keep information confidentiality on all information provided by Party A unless otherwise disclosure required by law or regulations.

Clause 9 Breach of Covenants

9.1 Both parties should follow the terms and conditions agreed in this contract, non-performing will be assumed liability and compensate for the other party’s loss.

9.2 The statements, documents or information provided by Party A under Clause 6 were proved to be untrue, incomplete, inaccurate and misleading.

9.3 Party A should assume full responsibility for any losses from Party B caused by defaults of Party A.

9.4 Under any of the following circumstances, Party B entitled the rights to require Party A to assume guarantee responsibility or execute enforcement actions towards Party A’s asset or rights of assets.

9.4.1 Upon the expiration of the principle contract, Party B has not been paid off.

9.4.2 Upon early termination of the principle contract, Party B has not been paid off.

9.4.3 Party A has experienced severely financial downturn, loss of assets or loss of assets due to 3rd party guarantee or other financial crisis which might affect Party B’s position on loan collection. Party A could not provide additional guarantee, or Party B are not satisfied on the additional guarantee.

9.4.4 Party A has undergone legal or administrative penalty or significant litigation which might affect Party B’s position on loan collection. Party A could not provide additional guarantee, or Party B are not satisfied on the additional guarantee.

9.4.5 There is breach of covenants between Party A and other creditors other than Party B. Party A could not provide additional guarantee, or Party B are not satisfied on the additional guarantee.

9.4.6 Party A defaulted on the clause 7.9 under this contract, and no additional guarantee or execution plan can be provide to satisfy Party B

9.4.7 There are events of Party A affect or might affect Party B’s rights and interests.

Clause 10 Summative of rights

10.1 Party B’s rights under this contract is summative, and will be exclude from Party’s B’s rights and interests from Party A in accordance with law or other contracts. Unless, clearly stated by Party B, Party B’s delay, tolerance, non execution of its rights can not be interpreted as the surrender or partial surrender of its rights under this contract.

Clause 11 Consecutive of rights

11.1 The obligation and joint responsibility under this contract is consecutive, and has equal legal restriction to its inherit, bequeath, legal representatives. These obligations and joint responsibilities will not be affected by either other contracts or other guarantees of the principle contracts, the bankruptcy, disability of performing, loss of entity qualification.

Clause 12 Other agreements

Not applicable

Clause 13 Applicable laws

The law of People’s Republic of China is applicable in this contract.

Clause 14 Resolution for dispute

The resolution of dispute should be appealed in People’s court located in Party B’s registry.

Clause 15 Effectiveness of this contract

15.1 This contract is independent from the principle contract. The invalidity of the principle contracts will not affect the performance of this contract. The legal responsibility of joint responsibility will extend after the expiration of the debtor’s responsibility under the principle contract.

15.2 There might be the circumstance that, certain clauses or parts of the contents in certain clauses is void, These will not affect the performance of these contract.

Clause 16 Effectiveness, change and release of the contract

16.1 This contract is established and entered into effect upon signing or sealing by the legal representatives (or person-in-charge) of Party A and Party B or their duly authorized agents, together with sealing by the company chop.

16.2 The contract can not be changed or early released arbitrarily. Both parties should negotiate and record in writing to modify the contract terms.

Clause 17 Appendix

17.1 Unaccomplished matters will be made in separate agreements, the separate agreements will form an inseparable part of this contract.

17.2 The notification from both parties to each other should sent through telegram or facsimile, once sent will assumed received. Postal mail will be deemed received 3 days after the date of sent.

11.4 This contract will be printed for two copies, one for each party.

11.5 Party B has already notified and fully explained to Party A with regard to the exemption clause in this contract. Both parties do not have disagreements with regards to this contract.

/s/ Dangyu Pan

Stamp of Party A

Signature of director or authorized representative

/s/ [COMPANY SEAL]

Stamp of Party B (if Party B is a corporation)

Signature of legal representative or authorized representative

Signature of Party B (if Party B is a individual) or authorized representative：Dangyu Pan

Confirmation of Part A’s spouse

Null.